UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014 (December 18, 2013)

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134748	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 19, 2013, Chaparral Energy, Inc. (the “Company”) filed a Current Report on Form 8-K reporting that Chaparral Energy, L.L.C. (the “Buyer”), a wholly owned subsidiary of the Company, completed the acquisition of certain oil and natural gas assets from Cabot Oil & Gas Corporation (the “Seller”) consisting of approximately 66,000 net acres located in Beaver and Texas counties, Oklahoma, and Ochiltree county, Texas (the “Acquired Properties”), for a purchase price of approximately $153.9 million, subject to post-closing adjustments. The Company is filing this 8-K/A to provide the financial statements required by Item 2.01 with respect to the Acquired Properties.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Statement of Revenues and Direct Operating Expenses of the Acquired Properties for the year ended December 31, 2012 (audited) and for the nine month periods ended September 30, 2012, and 2013 (unaudited) and related notes are filed as Exhibit 99.1 to this report and incorporated herein by this reference.

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Balance Sheets as of September 30, 2013, Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2012, and the nine month period ended September 30, 2013, the related notes and Unaudited Pro Forma Supplemental Oil and Gas Disclosures as of December 31, 2012, showing the pro forma effects of the Company’s acquisition of the Acquired Properties are filed as Exhibit 99.2 to this report and incorporated herein by this reference.

(d)	Exhibits.

Exhibit Number	Description	Method of Filing

99.1	Financial Statements of Businesses Acquired	Filed herewith electronically

99.2	Pro Forma Financial Information	Filed herewith electronically

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 28, 2014

By:	/s/ JOSEPH O. EVANS
Name:	Joseph O. Evans
Title:	Chief Financial Officer and Executive Vice President

Exhibit Index

Exhibit Number	Description

99.1	Financial Statements of Business Acquired

99.2	Pro Forma Financial Information

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